Exhibit 10.8

Power of Attorney

I, Zhang Qiuhong, Chinese citizen with the ID Card No. of 320102195603130425, have 80 % of the equities of Beijing Feima Changyou Information Technology Co., Ltd. (hereinafter referred to as “Domestically-operating Company”) on the date of this Power of Attorney. With respect to the equities held by me in the Domestically-operating Company currently and in the future (hereinafter referred to as “My Shareholding”), I hereby irrevocably authorize Meili Auto (Beijing) Internet Technology Co., Ltd. (“WFOE”) to exercise the following rights during the term of this Power of Attorney:

Authorize WFOE to act as my sole and exclusive agent to fully exercise all relevant rights on my behalf with respect to the matters related to My Shareholding, including but not limited to: (1) participating in the shareholders’ meeting of the Domestically-operating Company; (2) exercising all shareholders’ rights and voting rights that I have according to the laws and the Articles of Association of the Domestically-operating Company, including but not limited to selling or transferring or pledging or disposing of all or any part of My Shareholding; and (3) as my authorized representative, designating and appointing the legal representatives, directors, supervisors, general manager and other officers of the Domestically-operating Company.

WFOE has the right to sign, on my behalf, all the documents required to be signed by me as agreed in the Exclusive Option Agreement signed by me, WFOE, the Domestically-operating Company and other relevant parties on December 4, 2017 and the Equity Interest Pledge Agreement signed by me, WFOE, the Domestically-operating Company and other relevant parties on December 4, 2017 (including supplementary agreements, modifications, amendments or restatements of and to the above documents, collectively referred to as “Transaction Documents”), and to perform the Transaction Documents as scheduled. The exercise of the above rights will not constitute any restrictions on this authorization.

All acts taken by WFOE with respect to My Shareholding will be deemed as my acts, and all documents signed by WFOE will be deemed as documents signed by me. I will recognize the above acts and documents taken and signed by WFOE.

WFOE may re-authorize other persons or units to handle the above matters without notifying me in advance or obtaining my consent. If required by the laws of China, WFOE shall assign a Chinese citizen to exercise the above rights.

During the term when I am a shareholder of the Domestically-operating Company, this Power of Attorney shall not be revoked and shall remain valid from the date when this Power of Attorney is signed.

During the term of this Power of Attorney, I hereby waive all rights related to My Shareholding that have been authorized to WFOE by this Power of Attorney and will not exercise such rights.

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Zhang Qiuhong

Signature: /s/ Zhang Qiuhong

Date: December 4, 2017

Accepted:

Meili Auto (Beijing) Internet Technology Co., Ltd.

Signature: [Seal]

Name:

Title:

Date: December 4, 2017

Acknowledged:

Beijing Feima Changyou Information Technology Co., Ltd.

Signature: [Seal]

Name:

Title:

Date: December 4, 2017